As filed with the Securities and Exchange Commission on December 16, 1997
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                     REPUBLIC SECURITY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

             Florida                             6120                    59-2335075
  (State or other jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)   Classification Code Number)    Identification Number)
                                         4400 Congress Avenue
                                   West Palm Beach, Florida  33407
                                           (561) 840-1200

                          (Address, including zip code, and telephone number,
               including area code, of registrant's principal executive offices)

                               ------------------

                                 Rudy E. Schupp
                              4400 Congress Avenue
                         West Palm Beach, Florida 33407
                                 (561) 840-1200
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)



                                      Copies to:

      John S. Fletcher, Esq.              Walter J. Stanton III, Esq.
   Morgan, Lewis & Bockius LLP         Hornsby, Sacher, Zelman, Stanton,
5300 First Union Financial Center             Paul & Beiley, P.A.
   200 South Biscayne Boulevard         1401 Brickell Avenue, Suite 700
       Miami, Florida 33131                     Miami, FL 33131
          (305) 579-0432                        (305) 579-1462
                               ------------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective   registration   statement  for  the  same  offering.  |X|  333-36717
                               ------------------

                         Calculation of Registration Fee
========================== =====================  ===========================  ========================  =======================
Title of each class of        Amount to be           Proposed maximum offering    Proposed maximum          Amount of
securities to be registered    registered             price per unit (1)(2)     aggregate offering price  registration fee (3)

Common Stock, par value          70,248                     Not Applicable          Not Applicable          $84.41
$.01 per share
========================== =====================  ===========================  ========================  =======================


        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                              --------------------

(1) The Registration Statement relates to securities of the Registrant issuable to holders of common stock of County Financial Corporation, a Florida corporation ("CFC"), in the proposed merger of CFC and Registrant.
(2) Includes preferred share purchase rights. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock.
(3) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the CFC Common Stock to be exchanged in the merger computed in accordance with Rule 457(f)(2) on the basis of the book value of the CFC Common Stock as of December 2, 1997. On December 2, 1997, the book value per share of CFC Common Stock, for which there is no established public trading market, was $19.06.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a)
of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the Registration Statement on Form S-4 filed by Republic Security Financial Corporation (the "Company") with the Securities and Exchange Commission (File No. 333-36717) pursuant to the Securities Act of 1933, as amended, are incorporated by reference into this Registration Statement.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


                                    EXHIBITS

Exhibits.

     All exhibits filed with or incorporated by reference in Registration Statement No. 333-36717 incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith or specifically incorporated by reference herein from Registration Statement No. 333-36717. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference.

Exhibit No. Description

5          Opinion of Morgan,  Lewis & Bockius  LLP*
23(a)      Consent of Ernst & Young LLP*
23(b)      Consent of Deloitte & Touche L LP*
23(c)      Consent of Alex Sheshunoff & Co.*
23(e)      Consent of Ryan, Beck & Co., Inc.*
----------------
* Filed herewith

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement pursuant to Rule 462(b) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida on the 16th day of December, 1997.


                     REPUBLIC SECURITY FINANCIAL CORPORATION


                     By: /s/ Rudy E. Schupp
                     Rudy E. Schupp, Chairman of the Board,
                     President, Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement pursuant to Rule 462(b) has been signed below by the following persons in the capacities and on the dates indicated.




Signature                              Title                   Date
----------                ---------------------------       --------------------


           *              Chairman of the Board,            December 16, 1997
--------------------------
Rudy E. Schupp            President, Chief Executive
                          Officer and Director

            *             Chairman of the Board,            December 16, 1997
--------------------------
Carol R. Owen             Broward County and
                          Director


            *             Executive Vice President,          December 16, 1997
--------------------------
Richard J. Haskins        Principal Financial and
                          Accounting Officer and
                          Director

             *            Director                          December 16, 1997
--------------------------
Paula Berliner

              *           Director                          December 16, 1997
--------------------------
Joseph D. Cesarotti

Signature                 Title                          Date
---------                 -----                          ----


              *           Director                December 16, 1997
--------------------------
Mary Anna Fowler

              *           Director                December 16, 1997
--------------------------
H. Gearl Gore

               *          Director                December 16, 1997
--------------------------
Eugene W. Hughes, Jr.

               *          Director                December 16, 1997
--------------------------
Lennart E. Lindahl, Jr.

               *          Director                December 16, 1997
--------------------------
Richard C. Rathke

                *         Director                December 16, 1997
--------------------------
Victor H. Siegel

                 *        Director                December 16, 1997
--------------------------
William F. Spitznagel

                  *       Director                December 16, 1997
--------------------------
Bruce E. Wiita

                  *       Director                December 16, 1997
--------------------------
William Wolfson

                  *
--------------------------Director                December 16, 1997
George M. Apelian

                  *
--------------------------Director                December 16, 1997
Dr. Thomas F. Carney

                  *
--------------------------Director                December 16, 1997
Thomas J. Langan, Jr.

Signature                 Title                   Date
-----------               -----------             ----------

                  *
--------------------------Director                December 16, 1997
Mary McCarty




* By:    /s/ Rudy E. Schupp
            Attorney-in-Fact

                                  EXHIBIT INDEX



Exhibit No.      Description

5                Opinion of Morgan, Lewis & Bockius LLP
23(a)            Consent of Ernst & Young LLP
23(b)            Consent of Deloitte & Touche LLP
23(c)            Consent of Alex Sheshunoff & Co.
23(e)            Consent of Ryan, Beck & Co., Inc.

                                                                      Exhibit 5

                   [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

December 12, 1997


Republic Security Financial Corporation
4400 Congress Avenue
West Palm Beach, FL 33407

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel for Republic Security Financial Corporation, a Florida corporation ("RSFC"), in connection with the preparation of a Registration Statement on Form S-4 (Registration No. 333-36717) (the "Initial Registration Statement") relating to the registration of 6,100,000 shares (the "Initial Shares") of RSFC's common stock, $.01 par value per share ("RSFC Common Stock") filed by RSFC with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and a second Registration Statement on Form S-4 to be filed pursuant to Rule 462(b) promulgated under the Securities Act (the "Rule 462(b) Registration Statement" and together with the Initial Registration Statement, the "Registration Statements") relating to the registration of an additional 70,248 shares of RSFC's Common Stock (the "Additional Shares" and together with the Initial Shares, the "Shares"). The Shares are being registered in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 8, 1997, among RSFC, Republic Security Bank, County Financial Corporation and County National Bank of South Florida.

We have examined and are familiar with such documents and instruments, and have participated in such meetings of the Board of Directors of RSFC, as we deem necessary in order to give the opinion set forth below.

Based on the foregoing, we are of the opinion that the Shares will, when issued in the manner described in the Registration Statements, be legally issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Initial Registration Statement.

Very truly yours,



 /s/ MORGAN, LEWIS & BOCKIUS LLP

                                                                   Exhibit 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data--Republic Security Financial Corporation" and to the use of our report dated March 28, 1997, except for paragraph 1 of
Note 2 as to which the date is June 30, 1997 and Note 20 as to which the date is August 8, 1997, included in the Registration Statement on Form S-4 (333-36717) (the "Initial Registration Statement") which is incorporated by reference in this Registration Statement (Form S-4) for the registration of 70,248 shares of Republic Security Financial Corporation common stock.


                                                          /s/ ERNST & YOUNG LLP


West Palm Beach, Florida
December 15, 1997

                                                                   Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Republic Security Financial Corporation of our report relating to County Financial Corporation dated February 21, 1997 appearing in the Joint Proxy Statement/Prospectus, which is a part of the Registration Statement No. 333-36717 of Republic Security Financial Corporation (the Initial Registration Statement"), and to the reference to us under the headings "Selected Financial Data-CFC" and "Experts" in the Initial Registration Statement.




                                                          DELOITTE & TOUCHE LLP


Miami, Florida
December 16, 1997

                                                                  Exhibit 23(c)

               CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Republic Security Financial Corporation of our opinion, dated October 22, 1997 with respect to the merger of Republic Security Financial Corporation and County Financial Corporation and to our firm, respectively, included in the Registration Statement No. 333-36717 of Republic Security Financial Corporation (the "Initial Registration Statement") and to the inclusion of such opinion as an annex to the Initial Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                           ALEX SHESHUNOFF & CO.



Austin, TX
December 15, 1997

                                                                  Exhibit 23(d)

                        CONSENT OF RYAN, BECK & CO., INC.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Republic Security Financial Corporation of our opinion, dated October 22, 1997 with respect to the merger of Republic Security Financial Corporation and County Financial Corporation and to our firm, respectively, included in the Registration Statement No. 333-36717 of Republic Security Financial Corporation (the "Initial Registration Statement") and to the inclusion of such opinion as an annex to the Initial Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                          RYAN, BECK & CO., INC.



Livingston, NJ
December 15, 1997